BISYS FUND SERVICES
CODE OF ETHICS
NON-BISYS EMPLOYEE REGISTERED REPRESENTATIVE
INVESTMENT ADVISER CODE COMPLIANCE OFFICER
EXHIBIT J
Quarterly Code of Ethics Certification
(XX/XX/XXXX)

Pursuant to the BISYS Fund Services Code of Ethics covering each of the [ INSERT BROKER DEALER] affiliated Registered Representatives employed by [INSERT INVESTMENT ADVISOR], “Non-BISYS Employee Registered Representatives”, please certify the following for the quarter ended [Insert Date] (the “Period”):

1.	Each of the Non-BISYS Employee Registered Representatives identified in the attached report have received and are subject to the [Insert Investment Adviser] Code of Ethics. (“Code”).

2.	All required documentation and holdings reports (if necessary) have been filed with the undersigned by each Non-BISYS Employee Registered Representative during the Period

3.	________ (check if applicable) There have not been any material violations of the Code by any Non-BISYS Employee Registered Representatives identified in the attach report for the Period.

4.	________ (check if applicable and attach documentation) Violation(s) of the Code by one or more Non-BISYS Employee Registered Representative(s) during the Period were detected or reported. A report detailing each violation and the resolution/remedial action taken is attached. (Please attach details and resolution for each item).

[Insert Investment Adviser] Code Compliance Officer

Name: ______________________

Title: _______________________

Date:________________________

J-1